Exhibit 99.1

NEWS RELEASE

Alector Announces Pricing of Public Offering of Common Stock

South San Francisco, Calif., January 17, 2024 — Alector, Inc. (Nasdaq: ALEC), a clinical-stage biotechnology company pioneering immuno-neurology, today announced the pricing of an underwritten public offering of 10,869,566 shares of its common stock for total gross proceeds of $75 million before deducting underwriting discounts and commissions and estimated offering expenses payable by Alector. The offering is expected to close on January 19, 2024, subject to satisfaction of customary closing conditions. All of the shares in the offering are being sold by Alector.

Alector has granted the underwriter a 30-day option to purchase up to an additional 1,630,434 shares of its common stock offered in the public offering, at the public offering price, less underwriting discounts and commissions.

Cantor Fitzgerald & Co. is acting as sole book-running manager for the offering.

The offering is being made pursuant to a shelf registration statement on Form S-3 (File No. 333- 270126) that was previously filed with and subsequently declared effective by the Securities and Exchange Commission (“SEC”) on May 1, 2023. The offering is being made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. The preliminary prospectus supplement and accompanying prospectus relating to the offering were filed with the SEC and are available on the SEC’s website at http://www.sec.gov. A final prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website at http://www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus relating to the offering, when available, may be obtained from: Cantor Fitzgerald & Co., Attention: Capital Markets, 110 East 59th Street, 6th Floor, New York, NY 10022, or by e-mail at prospectus@cantor.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Alector

Alector is a clinical-stage biotechnology company pioneering immuno-neurology, a novel therapeutic approach for the treatment of neurodegenerative diseases. Immuno-neurology targets immune dysfunction as a root cause of multiple pathologies that are drivers of degenerative brain disorders. Alector has discovered and is developing a broad portfolio of innate immune system programs, designed to functionally repair genetic mutations that cause dysfunction of the brain’s immune system and enable rejuvenated immune cells to counteract emerging brain pathologies. Alector’s immuno-neurology product candidates are supported by biomarkers and seek to treat indications, including Alzheimer’s disease and genetically defined frontotemporal dementia patient populations. Alector is headquartered in South San Francisco, California.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release include, but are not limited to, statements regarding Alector’s expectations regarding the closing of the offering and expected gross proceeds from the offering. Such statements are subject to numerous risks and uncertainties that may cause actual events or results to differ materially from current expectations and beliefs, including but not limited to risks and uncertainties related to satisfaction of customary closing conditions related to the proposed offering and other risks and uncertainties related to the offering, Alector and its business as set forth in Alector’s filings with the SEC, including the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as the other documents Alector files from time to time with the SEC. These documents contain and identify important factors that could cause the actual results for Alector to differ materially from those contained in Alector’s forward-looking statements. Any forward-looking statements contained in this press release speak only as of the date hereof, and Alector specifically disclaims any obligation to update any forward-looking statement, except as required by law.

Alector Contacts:

Alector

Katie Hogan

202-549-0557

katie.hogan@alector.com

1AB (media)

Dan Budwick

973-271-6085

dan@1abmedia.com

Argot Partners (investors)

Laura Perry

212.600.1902

alector@argotpartners.com